As filed with the Securities and Exchange Commission on February 10, 1999.

                           Registration No. 333-

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                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

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                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                            SMTEK INTERNATIONAL, INC.
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               (Exact name of registrant as specified in its charter)

                  DELAWARE                                33-0213512
      (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or organization)                 Identification No.)

             2151 Anchor Court, Thousand Oaks, California     91320
             (Address of principal executive offices)       (Zip Code)

                  SMTEK INTERNATIONAL, INC. 1998 NON-EMPLOYEE
                             DIRECTORS STOCK PLAN
                           (Full title of the plans)

                               Gregory L. Horton
                     President and Chief Executive Officer
                           SMTEK International, Inc.
                               2151 Anchor Court
                       Thousand Oaks, California 91320
                    (Name and address of agent for service)

                                (805) 376-2595
            (Telephone number, including area code of agent for service)
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                        CALCULATION OF REGISTRATION FEE

                                Proposed        Proposed
 Title of                        maximum         maximum
securities        Amount        offering       aggregate         Amount of
  to be            to be          price         offering        registration
registered      registered      per share        price               fee
----------      ----------      ----------      ----------      ------------

Common Stock    1,000,000(1)    $0.45315(2)     $453,150(2)      $ 137.32(2)
 ($0.01 par       shares
   value)

     (1) Number of shares of common stock, par value $.01 per share (the "Common Stock"), of SMTEK International, Inc., a Delaware corporation (the "Company"), reserved for issuance under the SMTEK International, Inc. 1998 Non-Employee Directors Stock Plan (the "Plan").

     (2) Based upon the average of the high and low prices for the Common Stock on February 8, 1999, as reported in the consolidated reporting system, in accordance with Rule 457(c).



                                   PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed with the Securities and Exchange Commission (the "SEC") by the Company and are hereby incorporated by reference into this Registration Statement:

     (i) the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 1998 (the "Form 10-K");

     (ii) the Company's amendments to Form 10-K on Form 10-K/A filed on September 14, 1998 and on October 28, 1998;

     (iii) the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 1998;

     (iv)  the Company's Current Report on Form 8-K, dated June 30, 1998;  and

     (v) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


     All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities remaining unsold shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      The Company hereby undertakes to provide without charge to each person to whom a Registration Statement is delivered, upon written or oral request of such person, a copy of any document incorporated herein by reference (not including exhibits to documents that have been incorporated herein by reference unless such exhibits are specifically incorporated by reference in the document which this Registration Statement incorporates). Requests should be directed to SMTEK International, Inc., 2151 Anchor Court, Thousand Oaks, California 91320, Attention: Corporate Secretary, telephone (805) 376-2595.

ITEM 4.     DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such charter or by-law provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     The Company's Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of fiduciary duty.

     The Company's Bylaws require that directors and officers be indemnified to the maximum extent permitted by Delaware law.

      The Company has a policy of directors and officers liability insurance which insures directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8.     EXHIBITS

      Exhibit
       Number          Description
      -------          -----------

        4.1            SMTEK International, Inc. 1998 Non-Employee Directors
                         Stock Plan

        5.1            Opinion of Berry Moorman P.C. regarding the legality of
                         the securities registered

       23.1            Consent of Berry Moorman P.C. (contained in Exhibit 5.1)

       23.2            Consent of KPMG LLP

       24.1            Power of Attorney (contained on signature page hereto)


ITEM 9.     UNDERTAKINGS

     (a)     The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.








                      [Signatures begin on next page]

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, California, on February 10, 1999.

                                          SMTEK INTERNATIONAL, INC.

                                          By: /s/Gregory L. Horton
                                             --------------------------
                                             Gregory L. Horton
                                               President and Chief Executive
                                               Officer

                              POWER OF ATTORNEY

     We, the undersigned directors and officer of SMTEK International, Inc., do hereby constitute and appoint each of Messrs. Gregory L. Horton and Richard
K. Vitelle, each with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things either of them may deem necessary or advisable to enable SMTEK International, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any or all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that they shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                Title                              Date
      ---------               ------                              ----
/s/ Gregory L. Horton         Chief Executive Officer,      February 10, 1999
-----------------------         President and Director
    Gregory L. Horton

/s/ James P. Burgess          Director                      February 10, 1999
-----------------------
    James P. Burgess

                              Director                      February 10, 1999
-----------------------
    Charlene A. Gondek

/s/ Bruce E. Kanter           Director                      February 10, 1999
-----------------------
    Bruce E. Kanter

                              Director                      February 10, 1999
-----------------------
    Oscar B. Marx, III